NEWS RELEASE

Current Technology Engages Midtown Partners as Financial Advisor and Investment Banker

VANCOUVER, British Columbia – March 31, 2009 – Current Technology Corporation (OTCBB: CRTCF), a leading provider of wireless asset tracking technology and services through its Texas-based subsidiary Celevoke, Inc. (“Celevoke”), announced today that it had engaged Midtown Partners & Co., LLC (“Midtown Partners”), a leading small-cap investment banking firm, as its investment bank and financial advisor to provide strategic corporate finance and investment banking services.

Midtown Partners, a well-respected investment banking firm focused on the small-cap marketplace, will support Current Technology with its aggressive growth strategies, including identifying M&A, joint venture and strategic alliance opportunities.

“We are extremely excited about working with Midtown Partners," said Robert Kramer, President and CEO of Current Technology.  "This partnership should enhance our visibility and value in the financial markets.  With a prestigious firm like Midtown Partners as our investment banker and financial advisor, Current Technology will be able to expand its position as an industry leader in the wireless telemetry market."

John Clarke, CEO, Managing Director of Investment Banking at Midtown Partners, stated, ``We look forward to working closely with management in developing a financial strategy that will allow Current Technology to pursue its strategic objectives while at the same time enhancing shareholder value.”

Additionally, Michael Rindos, Midtown's Sr. Vice President and veteran wireless industry expert added "Current Technology’s subsidiary Celevoke has done an excellent job of penetrating core verticals like the insurance market as evidenced by its recent co-branding agreement with Geico.  I believe Current Technology is well positioned to leverage this exposure and build upon its recent successes."

About Current Technology Corporation

Current Technology’s subsidiary Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology Corporation. For more information, please visit www.current-technology.com.

About Midtown Partners & Co., LLC

Midtown Partners provides investment banking and financial advisory services to small-cap clients in technology, healthcare, oil & gas, alternative energy, aerospace & defense sectors among others.  Midtown is a leading placement agent focused on PIPE and Registered Direct financings for public companies, having closed 13 transactions in 2008.  Midtown was ranked as the 4th most active placement agent in 2008 according to Sagient Research. Midtown is currently ranked as the 2nd most active placement agent in 2009, having closed 3 transactions YTD (as of March 27, 2009).  For further information, please visit www.midtownpartners.com.

Forward Looking Statement

The news release contains forward-looking statements concerning the Company’s business operations, and financial performance and condition. When used in the news release the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.

Contact:

CORPORATE:

Current Technology Corporation

Robert Kramer, 1-800-661-4247

or

INVESTOR RELATIONS:

Polestar Communications

Richard Hannon, 1-866-858-4100